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                                                        MORGAN & COMPANY
                                                        CHARTERED ACCOUNTANTS







                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference of our report dated March 1, 2002 on the consolidated balance sheets of Silverado Gold Mines Ltd.(the "Company") as at November 30, 2001 and the consolidated statements of operations, stockholders' equity (deficiency) and cash flows for the year ended November 30, 2001 in the Company's Form S-8 registration statement dated August 20, 2002 to be filed with the United States Securities and Exchange Commission.


Vancouver,  Canada

August  21,  2002                                   /s/     Morgan  &  Company

                                                    MORGAN  &  COMPANY
                                                    Chartered  Accountants












Tel:  (604)687-5841       Member  of         P.O.  Box  10007  Pacific  Center
Fax:  (604)  687-0075  ACPA International   Suite 1488-700 West Georgia Street
www.morgan-cas.com                                 Vancouver,  B.C.  V7Y  1A1
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